Exhibit 1.1

$400,000,000

2.250% Senior Notes Due 2026

Corporate Office Properties, L.P.

Guaranteed on a Senior Unsecured Basis by
CORPORATE OFFICE PROPERTIES TRUST

UNDERWRITING AGREEMENT

September 10, 2020

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, NC 28202

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

1.                  Introductory. Corporate Office Properties, L.P. a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to Wells Fargo Securities, LLC (“Wells Fargo”), J.P. Morgan Securities LLC (“J.P. Morgan”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Wells Fargo and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule I hereto of $400,000,000 aggregate principal amount of the Operating Partnership’s 2.250% Senior Notes due 2026 (the “Notes”). The Operating Partnership’s obligations under the Notes and the Indenture (as defined below) will be guaranteed on a senior unsecured basis (the “Guarantee”) by Corporate Office Properties Trust (the “Company”). The Notes will be issued pursuant to a base indenture dated as of April 8, 2019 (the “Base Indenture”) between the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture to be dated as of September 17, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture.”). All references herein to the Notes include the related Guarantee unless the context otherwise requires. The Company and the Operating Partnership hereby agree with the Underwriters as follows:

2.                  Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represent, warrant and agree that:

(a)               An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) (No. 333-230764) relating to the Notes being sold by the Company and the Operating Partnership, including a base prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act and such registration statement (“registration statement”) became effective upon filing with the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which the registration statement became effective upon filing with the Commission. “Effective Date” with respect to the registration statement means the date of the Effective Time thereof. The registration statement, as amended at its Effective Time, including all material incorporated by reference therein, pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the registration statement as of its Effective Time pursuant to Rule 430B (“Rule 430B”) under the Securities Act, is hereinafter referred to as a “Registration Statement.” The base prospectus, together with the final prospectus supplement setting forth the final terms of the offering, sale and plan of distribution of the Notes, as filed with the Commission pursuant to and in accordance with Rule 430B and Rule 424(b) (“Rule 424(b)”) under the Securities Act and as included in the Registration Statement, including all material incorporated by reference in such prospectus, are hereinafter referred to as the “Prospectus.” The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended or supplemented pursuant to a preliminary prospectus supplement filed with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430B from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Operating Partnership or the Company or used or referred to by the Operating Partnership or the Company in connection with the offering of the Notes. “Time of Sale Information” shall mean the Preliminary Prospectus together with the information listed in Schedule I hereto and the free writing prospectuses, if any, each identified in Schedule II hereto. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents included therein or deemed to be incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Each of the Company and the Operating Partnership meets the requirements for the use of Form S-3 under the Securities Act and the Registration Statement meets the requirements of, and complies in all material respects with, Rule 415(a)(1)(x) under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”) to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)               On the Effective Date of the Registration Statement, at the effective time of any amendment to the Registration Statement, and at the time the most recent Annual Report on Form 10-K was filed, and at each deemed effective date (the “deemed effective date”) with respect to the Underwriters pursuant to Rule 430(B)(f)(2) under the Securities Act, the Registration Statement (and with respect to each deemed effective date, the part of the Registration Statement relating to the Notes) complied as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of filing of each of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) and at the Closing Date (as hereinafter defined), each of the Preliminary Prospectus and the Prospectus will comply as to form, in all material respects, to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. The Time of Sale Information does not, and will not at the time of sale of the Notes and at the Closing Date (as hereinafter defined), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information based upon written information furnished to the Company and the Operating Partnership by the Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Each Preliminary Prospectus, the Prospectus and Issuer Free Writing Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)               Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company and the Operating Partnership have complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company and the Operating Partnership notified or notify the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The Company and the Operating Partnership have not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters. The Company and the Operating Partnership have retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Company and the Operating Partnership have taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Notes will not be required to be filed pursuant to the Securities Act.

(d)               (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Operating Partnership, the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company and the Operating Partnership were and are “well-known seasoned issuers” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Operating Partnership on such an “automatic shelf registration statement.” The Company and the Operating Partnership have not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. Any written communication that was an offer relating to the Notes made by the Operating Partnership, the Company or any person acting on their behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(e)               The Prospectus shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission, and each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and Current Report of the Company and the Operating Partnership on Form 8-K filed with the Commission since the filing of the Annual Report. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations and, when read together with the other information in the Prospectus and the Time of Sale Information, at (a) the time the Registration Statement became effective, (b) the earlier of the time the Prospectus was first used and the date and time (the “Applicable Time”) of the first contract of sale of Notes in this offering, and (c) the Closing Date (as hereinafter defined), did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company and the Operating Partnership are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Notes.

(g)               No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and, to the knowledge of the Company and the Operating Partnership, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority of any jurisdiction.

(h)               The Company has been duly organized and is an existing real estate investment trust (“REIT”) in good standing under the laws of the State of Maryland, with power and authority as a REIT to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information; and the Operating Partnership has been duly organized and is an existing limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in Prospectus and the Time of Sale Information, and each of the Company and the Operating Partnership is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined) taken as a whole, (ii) the issuance or validity of the Notes or (iii) the consummation of any of the transactions contemplated by this Agreement to be performed by the Company and/or the Subsidiaries (individually or collectively, a “Material Adverse Effect”).

(i)                 Each subsidiary of the Company is listed on Schedule III hereto (each, a “Subsidiary” and collectively the “Subsidiaries”) and has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information; and each Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or other legal entity, as the case may be, in good standing in all other jurisdictions in which such Subsidiary’s ownership or lease of property or the conduct of such Subsidiary’s business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The issued and outstanding common and preferred units of limited partnership interest in the Operating Partnership (“Units”) and other equity interests, as the case may be, of each of the other Subsidiaries have been duly authorized and validly issued, are, with respect to corporate Subsidiaries, fully paid and nonassessable and, except as otherwise set forth in the Prospectus and the Time of Sale Information or reflected in the financial statements contained in, or incorporated by reference in, the Prospectus and the Time of Sale Information, are owned beneficially by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims, except for security interests, liens, encumbrances, equities or claims pursuant to the terms of a bona fide financing transaction.

(j)                 Complete and correct copies of the declaration of trust and of the bylaws of the Company, the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and the charter documents, partnership agreements and other organizational documents of the other Subsidiaries, as applicable, and all amendments thereto as have been requested by the Underwriters or its counsel have been delivered to the Underwriters or its counsel. As of the Closing Date (as hereinafter defined), the partnership agreement of the Operating Partnership, as amended, will have been duly authorized, executed and delivered by the Company, as the general partner and as a limited partner and (assuming it has been duly authorized, executed and delivered by each of the other parties thereto, and is a legal, valid and binding agreement of each such other party) in full force and effect, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and (iii) the provisions of the Delaware Revised Uniform Limited Partnership Act.

(k)               The Company and the Operating Partnership have an authorized, issued and outstanding capitalization as set forth in the Prospectus and the Time of Sale Information. All of the issued and outstanding shares of beneficial interest, par value $0.01 (the “Common Shares”), of the Company and units of the Operating Partnership have been duly authorized and validly issued and are fully paid and non-assessable. The Common Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information. None of the outstanding Common Shares or units of the Operating Partnership were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and the Operating Partnership. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Time of Sale Information and the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(l)                 The Notes will be in the form contemplated by, and are entitled to the benefits of, the Indenture, and have been duly authorized by all necessary action of the Company and the Operating Partnership and at the Closing Date, when issued and authenticated in the manner provided for in the Indenture and delivered and paid for as contemplated by this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, as issuer, and the Company, as guarantor, enforceable against the Operating Partnership, as issuer, and the Company, as guarantor, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Notes and the Guarantee will conform in all material respects to all statements and descriptions related thereto contained in the Prospectus and Time of Sale Information. The Notes will rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on the Closing Date or that may be incurred thereafter and senior to all subordinated indebtedness of the Operating Partnership that is outstanding on the Closing Date or that may be incurred thereafter, except that such Notes will be effectively subordinate to the prior claims of each secured mortgage lender to the extent of the property securing such mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership to the extent of the assets of those entities. The Guarantee will rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the Closing Date or that may be incurred thereafter and senior to all subordinated indebtedness of the Company that is outstanding on the Closing Date or that may be incurred thereafter, except that such Guarantee will be effectively subordinate to the prior claims of each secured mortgage lender to the extent of the property securing such mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Company to the extent of the assets of those entities.

(m)             The Guarantee has been duly authorized by the Company and, when the Notes have been duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution may be limited by public policy, and will be entitled to the benefits of the Indenture.

(n)               The Base Indenture has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general equitable principles; the Supplemental Indenture has been duly authorized by each of the Company and the Operating Partnership and, on the Closing Date, will have been duly executed and delivered by each of the Company and the Operating Partnership and will constitute a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general equitable principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “1939 Act”), and the Trustee has filed a Form T-1 as an exhibit to the Registration Statement.

(o)               The Indenture conforms in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus and is in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(p)               Except for the Company Registration Rights Agreement (as defined below), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Securities Act. Any notices required to be given under the Company Registration Rights Agreement were given and no person with rights thereunder, has exercised any such rights. The “Company Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement, dated March 16, 1998, of Corporate Office Properties Trust for the benefit of Holders of the Partnership Units and Preferred Units of Corporate Office Properties, L.P. and Holders of Common Shares of Beneficial Interest of Corporate Office Properties Trust.

(q)               Except as disclosed in the Time of Sale Information and the Prospectus or as provided in this Agreement, or not disclosed because not material, the Company and its Subsidiaries do not have outstanding, and at the Closing Date will not have outstanding (A) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or other equity interests of any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest or equity interests or any such convertible or exchangeable securities or obligations (except for options issued subsequent to December 31, 2003 under the Company’s established stock option plans), or (C) obligations of the Company or any such Subsidiary to issue any shares of beneficial interest or equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. Other than shares of beneficial interest of the Company issuable (i) upon exercise of share options pursuant to the Company’s stock-based plans for its employees and trustees, (ii) upon the redemption of Units, or (iii) upon the exchange of the notes issued by the Operating Partnership (if any), no shares of beneficial interest of the Company are reserved for any purpose, except as disclosed in the Prospectus and the Time of Sale Information.

(r)                The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the issuance, offering and sale of the Notes to the Underwriters by the Company and the Operating Partnership pursuant to this Agreement, the compliance by the Company and the Operating Partnership with the other provisions of this Agreement and the consummation of the other transactions herein contemplated to be performed by the Company and the Operating Partnership do not (i) require any material governmental license, permit, consent, approval, authorization or other order of, registration, filing or qualification with, any court or governmental body or agency (except such as have been obtained or may be required under the Securities Act and the Exchange Act, securities, blue sky or real estate syndication laws of the various states, the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the requirements of the New York Stock Exchange, Inc. (“NYSE”)), (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether with or without the giving of notice or passage of time or both, would constitute a default under any of the foregoing), or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries or in the performance or observance of any obligation, covenant, agreement or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound or, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order, statute, administrative regulation or decree of any court or any governmental body or agency (foreign or domestic) having jurisdiction over the Company, any of the Subsidiaries or their respective property, in each case (other than with respect to breaches or violations of the terms of the charter, declaration of trust, bylaws, partnership agreement or other organizational document of the Company or any of the Subsidiaries) except for requirements, liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

(s)                Each of the Company and the Operating Partnership has full trust or partnership power, as the case may be, to enter into this Agreement, and to carry out all of the terms and provisions hereof to be carried out by them. This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership, and constitutes a valid and binding agreement of each of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Underwriters, is enforceable against the Company and the Operating Partnership, in accordance with the terms hereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(t)                 When the Notes are delivered and paid for pursuant to this Agreement on each Closing Date, the Company and each of its Subsidiaries will have good and marketable title in fee simple to all items of real property and valid title to all personal property and assets owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as where the failure to have such title would not result in a Material Adverse Effect or materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary (except in each case liens securing indebtedness of the Company or its Subsidiaries as reflected in its financial statements included in the Prospectus, the Registration Statement and the Time of Sale Information or mortgage indebtedness incurred by the Company or its Subsidiaries in the ordinary course of its business), and any real property and buildings held under lease by the Company or any such Subsidiary will be held under valid, subsisting and enforceable leases, except where the invalidity, non-subsistence or non-enforceability would not result in a Material Adverse Effect or materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus and the Time of Sale Information. To the knowledge of the Company and the Operating Partnership, except as disclosed in the Prospectus and the Time of Sale Information: (i) no lessee of any portion of the properties is in material default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the properties except such proceedings or actions that would not have a Material Adverse Effect.

(u)               The Company and its Subsidiaries possess adequate certificates, authorities, consents, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, have complied, in all material respects, with the laws, regulations and orders known by them to be applicable to them or their respective businesses and properties and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, consents, authorizations or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v)               No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company is threatened or imminent that might have a Material Adverse Effect.

(w)             The Company and its Subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names, licenses, and other rights to inventions, know-how, patents, copyrights, confidential or proprietary information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(x)               Except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the Company, after due inquiry, neither the Company nor any of the Subsidiaries has violated (i) any Environmental Law (as hereinafter defined) (and the Company and the Subsidiaries are in compliance with all requirements of applicable permits, licenses, approvals or other Authorizations issued pursuant to Environmental Laws), or (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended; (B) to the knowledge of the Company, after due inquiry, none of the Company or the Subsidiaries has caused or suffered to occur any Release (as hereinafter defined) of any Hazardous Substance (as hereinafter defined) into the Environment (as hereinafter defined) on, in, under or from any property, and no condition exists on, in, under or adjacent to any property that would reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as hereinafter defined), under any Environmental Law; (C) none of the Company or the Subsidiaries has received any written notice of a material claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any property; (D) none of the Company or any of the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as hereinafter defined) claiming, any material violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any property; and (E) no property now or heretofore owned or leased by the Company or any of the Subsidiaries is included or, to the knowledge of the Company and the Subsidiaries, after due inquiry, proposed for inclusion on, and no property operated by the Company or any of the Subsidiaries, to the knowledge of the Company and the Subsidiaries, is included or proposed for inclusion on, the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Company and the Subsidiaries has actual knowledge that any property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and the Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

(y)               To the knowledge of the Company and the Operating Partnership none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the properties was employed for such purpose on a contingent basis or has any substantial interest in the Company and the Operating Partnership or any of the Subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company and the Operating Partnership or any of the Subsidiaries as a promoter, selling agent, voting trustee, trustee, director, officer or employee.

(z)               Except as disclosed in the Prospectus and the Time of Sale Information, after due inquiry, there are no pending actions, suits or proceedings against or, to the knowledge of the Company and the Operating Partnership, affecting the Company and the Operating Partnership, any of the Subsidiaries or any of their respective properties or any of their respective officers or trustees that, if determined adversely to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective officers or trustees, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Notes and/or are required to be described in the Registration Statement or Prospectus; and, to the knowledge of the Company and the Operating Partnership, no such actions, suits or proceedings are threatened or contemplated, in each case, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, having jurisdiction over the Company, Operating Partnership or, any of the Subsidiaries or assets; and no contract, statute, regulation or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(aa)            The consolidated financial statements and schedules and notes thereto of the Operating Partnership and of the Company and their respective consolidated Subsidiaries included in the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and Item 301 of Regulation S-K promulgated by the Commission and fairly present the financial position of the Operating Partnership and of the Company and their respective consolidated Subsidiaries and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements, schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein. No other financial statements (or schedules) of the Operating Partnership, the Company or any predecessor of the Operating Partnership or the Company are required by the Securities Act to be included in the Registration Statement, the Prospectus or the Time of Sale Information. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the Prospectus and the Time of Sale Information comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(bb)           PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus and the Time of Sale Information, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(cc)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information and prior to the Closing Date, (i) neither the Company nor any of its Subsidiaries has sustained any material casualty loss, condemnations or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (ii) there has not been any material adverse change, or any development or event that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), management, business, properties, prospects, net worth, or results of operations of the Company or any of its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus and the Time of Sale Information and (iii) except as disclosed in or contemplated by the Prospectus and the Time of Sale Information or otherwise consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(dd)           The Company is not and the Operating Partnership is not, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus and the Time of Sale Information, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee)            The Company and the Operating Partnership have not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Notes or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Operating Partnership.

(ff)              The Company and the Operating Partnership have not distributed and, prior to the later of (i) the Closing Date (as hereinafter defined) and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement or any amendment thereto, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or other materials, if any permitted by the Securities Act and the Rules and Regulations.

(gg)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as described in the Prospectus and the Time of Sale Information, (1) the Company, the Operating Partnership and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding shares of beneficial interest, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of beneficial interest except in the ordinary course of business consistent with past practices; and (3) there has not been any material change in the capitalization, equity, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, except in each case as described in or contemplated by the Prospectus and the Time of Sale Information.

(hh)           The Company and each of its Subsidiaries are insured by property, title, casualty and liability insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in Material Adverse Effect, except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks and except as described in or contemplated by the Prospectus and the Time of Sale Information.

(ii)              No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus and the Time of Sale Information or pursuant to the terms of its outstanding securities or a bona fide financing transaction.

(jj)              The Company and each of its Subsidiaries has filed all foreign, federal, state and local income tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus and the Time of Sale Information or which would not result in a Material Adverse Effect.

(kk)           Commencing with the Company’s taxable year ended December 31, 1992, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT. All statements in the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct in all material respects.

(ll)              Except for the shares of capital stock or other equity interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary own any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus and the Time of Sale Information.

(mm)      The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn)           Neither the Company nor any of the Subsidiaries is (i) in breach or violation of its respective declaration of trust, charter, bylaws, partnership agreement or other organizational document, as the case may be, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, bond, debenture, note agreement, joint venture or partnership agreement, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, and to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound (and there is no event which, whether with or without the giving of notice, or passage of time or both, would constitute a default under any of foregoing), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, government body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such defaults or violations which would not have a Material Adverse Effect.

(oo)           Since July 25, 2013, the Operating Partnership has timely filed all documents required to be filed by it under the Exchange Act. Since January 1, 1998, the Company has timely filed all documents required to be filed by it under the Exchange Act.

(pp)           No relationship, direct or indirect, exists between or among the Company or the Subsidiaries on the one hand, and the trustees, directors, officers, shareholders, members, partners, customers or suppliers of the Company or the Subsidiaries on the other hand, which is required by the Securities Act or the rules of the FINRA to be described in the Registration Statement, the Time of Sale Information and the Prospectus which is not so described.

(qq)           There are no contracts, agreements, letters of intent, understandings or any other documents relating to the pending acquisition of any real property by the Company or the Operating Partnership that are required to be disclosed in the Prospectus and that are not so disclosed.

(rr)              The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; except as described in the Registration Statement, the Time of Sale Information and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the Time of Sale Information and the Prospectus, there has been (i) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (ii) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting; and since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)             There are no material business relationships or related party transactions involving the Company or any Subsidiary or any other person that are required by the Securities Act or the rules of the FINRA to be described in the Time of Sale Information or the Prospectus and that are not so described in the Time of Sale Information or the Prospectus.

(tt)              Each of Company and the Operating Partnership and, to the knowledge of each of the Company and the Operating Partnership, all of the trustees or officers of each of the Company and the Operating Partnership, in their capacities as such, are in compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(uu)           The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Counsel (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds from the sale of the Notes in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)       The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(xx)           Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(yy)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, officer, or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(zz)            The interactive data in eXtensible Business Reporting Language included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, is accurate and fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aaa)        The Notes shall have an investment grade rating from one or more “nationally recognized statistical rating organizations” (as such term is defined in Section 3(a)(62) of the Exchange Act) as of the Closing Date. No nationally recognized statistical rating organization has (i) imposed (or has informed the Company or the Operating Partnership that it is considering imposing) any condition (financial or otherwise) on the Company’s and the Operating Partnership’s retaining any rating assigned to the Company or the Operating Partnership for the securities of either or (ii) indicated to the Company or the Operating Partnership that it is considering (a) downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of a possible change in, any rating so assigned or (b) any adverse change in the outlook for any rating of the Company or the Operating Partnership or any securities of either.

(bbb)       The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc)        This Agreement conforms in all material respects to the description contained in the Registration Statement, the Prospectus and the Time of Sale Information.

Any certificate signed by any officer or authorized representative of the Company or any Subsidiary and delivered to the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or any Subsidiary, as to matters covered thereby, to the Underwriters.

3.                  Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Operating Partnership agree to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Operating Partnership, at a price of 98.816% of the principal amount, plus accrued interest, if any from the Closing Date, the aggregate principal amount of Notes set forth opposite such Underwriter’s name in Schedule I.

Payment for the Notes to be sold hereunder is to be made in Federal (same day) funds against delivery to the Underwriters of the Notes for their accounts. Such payment and delivery are to be made through the facilities of DTC, New York, New York at 11:00 a.m., New York time, on September 17, 2020 or at such other time and date not later than seven business days thereafter as the Underwriters and the Company and the Operating Partnership shall agree upon, such time and date being herein referred to as the “Closing Date.” Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, (or such other place as may be agreed to by the Operating Partnership and the Underwriters). As used herein, “business day” means a day on which banks in New York are open for business and are not permitted by law or executive order to be closed.

4.                  Offering by Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5.                  Certain Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership agree with the Underwriters that:

(a)               The Company and the Operating Partnership will file the final Prospectus with the Commission pursuant to and in accordance with subparagraph (5) of Rule 424(b) as soon as practicable after the date of this Agreement. The Company and the Operating Partnership will advise the Underwriters promptly of any such filing pursuant to Rule 424(b). The Operating Partnership will file any Issuer Free Writing Prospectus to the extent required by Rule 433 of the Securities Act.

(b)               The Company and the Operating Partnership will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement as filed or the related Preliminary Prospectus or Prospectus and will not effect such amendment or supplementation without the Underwriters’ consent which shall not be unreasonably withheld. The Company and the Operating Partnership will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Underwriters or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Preliminary Prospectus or Prospectus that may be necessary or advisable in connection with the distribution of the Notes by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared or become effective by the Commission as promptly as possible. The Company and the Operating Partnership will also advise the Underwriters promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Preliminary Prospectus or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and of the suspension of the qualification of the Notes for offering or sale in any jurisdiction and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)               The Company and the Operating Partnership will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof and, if requested by the Underwriters, to confirm such advice in writing, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Registration Statement filed under Rule 462(e) under the Securities Act or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, (iv) the effectiveness of any amendment to the Registration Statement, the transmittal to the Commission for filing of any Prospectus or other supplement or amendment thereto to be filed pursuant to the Securities Act, any request made by the Commission for amending the Registration Statement, for amending or supplementing any preliminary prospectus or the Prospectus or for additional information or (v) the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement, Preliminary Prospectus, Prospectus or Time of Sale Information untrue or which requires any additions to or changes in the foregoing in order to make the statements therein not misleading. The Company and the Operating Partnership will use their best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal or lifting thereof as promptly as possible.

(d)               At any time when a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act in connection with sales by the Underwriters or dealers, each of the Company and the Operating Partnership (i) will comply with all requirements imposed upon it by the Securities Act and the Exchange Act to the extent necessary to permit the continuance of sales of or dealings in the Notes in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, (ii) will not file with the Commission the Preliminary Prospectus or the Prospectus, any amendment or supplement thereto or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given its consent which shall not be unreasonably withheld, and (iii) if any event occurs as a result of which the Preliminary Prospectus, Prospectus or Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or Prospectus to comply with the Securities Act, will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(e)               As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Operating Partnership and the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Operating Partnership’s and the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)                The Company and the Operating Partnership will furnish, without charge, to the Underwriters copies of each of the Preliminary Prospectus and the Prospectus included in the Registration Statement, and, so long as a prospectus relating to the Notes is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act in connection with sales by the Underwriters or dealer, the Prospectus and all amendments and supplements to such documents (in each case including exhibits thereto), in each case in such quantities as the Underwriters request. Unless otherwise agreed to by the Company and the Operating Partnership and the Underwriters, the Preliminary Prospectus and the Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Registration Statement. All other documents shall be so furnished as soon as available. The Company and the Operating Partnership will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)               The Operating Partnership and the Company will arrange for the registration or qualification of the Notes for offering and sale under the applicable state securities or blue sky laws and real estate syndication laws of such jurisdictions as the Underwriters designate and will continue such registration or qualifications in effect for as long as may be necessary to complete the distribution of the Notes and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that in connection therewith the Operating Partnership and the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

(h)               During the period of five years hereafter, upon request of the Underwriters, the Company will furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company and the Operating Partnership as the Underwriters may reasonably request.

(i)                 The Company and the Operating Company will pay all costs, fees, taxes and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs, fees, taxes and expenses incident to (i) the printing, filing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Notes and any amendment thereto, the Preliminary Prospectus, the Prospectus, any Time of Sale Information and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the mailing and delivery to the Underwriters of copies of the foregoing documents, (iii) the fees, expenses and disbursements of the counsel, accountants and any other experts or advisors retained by the Company and the Operating Partnership, (iv) preparation, printing, issuance and delivery to the Underwriters of any certificates evidencing the Notes, including transfer agent’s and registrar’s fees, (v) the registration or qualification of the Notes under state securities and blue sky laws and the real estate syndication laws of the several states, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees and disbursement of counsel for the Underwriters solely in connection with the review and clearance of the offering of the Notes by the FINRA relating to the Notes, (vii) meetings with prospective investors in the Notes (other than shall have been specifically approved by the Underwriters to be paid for by the Underwriters), (viii) advertising approved by the Company and the Operating Partnership relating to the offering of the Notes (other than shall have been specifically approved by the Underwriters to be paid for by the Underwriters) and (ix) any transfer taxes imposed on the sale by the Company and the Operating Partnership of the Notes to the Underwriters. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Operating Partnership or the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, the Company and the Operating Partnership will reimburse the Underwriters upon demand for all out-of-pocket expenses that are the responsibility of the Company and the Operating Partnership pursuant to this Section 5(i) and that shall have been incurred by them in connection with the proposed purchase and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. The Company and the Operating Partnership shall not in any event be liable to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

(j)                 The Operating Partnership and/or the Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Prospectus and the Time of Sale Information.

(k)               The Company and the Operating Partnership will not, at any time, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Notes or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Notes or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Operating Partnership.

(l)                 The Company and the Operating Partnership shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(m)             From the date of this Agreement through, and including, the Closing Date, the Company and the Operating Partnership will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), offer, sell, contract to sell or otherwise dispose of, except for the Notes sold to the Underwriters pursuant to this Agreement and the Guarantee issued by the Company, any debt securities issued or guaranteed by the Operating Partnership or the Company similar to the Notes or any securities convertible into or exchangeable or exercisable for any debt securities similar to the Notes.

(n)               The Company and the Operating Partnership will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Schedule II hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(o)               During the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Notes, the Company and the Operating Partnership will file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

(p)               The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Company’s Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified.

(q)               Each certificate signed by any officer or authorized representative of the Company and the Operating Partnership or any Subsidiary and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, Operating Partnership or any Subsidiary to the Underwriters as to the matters covered thereby.

(r)                The Company and the Operating Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(s)                The Company and the Operating Partnership will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Underwriters.

6.                  Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes under this Agreement shall be subject, in the Underwriters’ sole discretion, to the satisfaction of each of the following conditions:

(a)               All the representations and warranties of the Company and the Operating Partnership contained in this Agreement and all written statements of officers of the Company and the Operating Partnership made pursuant to this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b)               The Registration Statement has become effective under the Securities Act; the Issuer Free Writing Prospectus, if any, the Prospectus and any amendment or supplement thereto, as the case may be, shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433 of the Securities Act) within the applicable time period prescribed for such filing by such Rule; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company and the Operating Partnership, after due inquiry, shall be contemplated by the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened, or, to the knowledge of the Company and the Operating Partnership, after due inquiry, shall be contemplated by the state securities authority of any jurisdiction.

(c)               Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Operating Partnership and the Subsidiaries taken as one enterprise which, in the judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company and the Operating Partnership by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company and the Operating Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Operating Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriters, make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or in Europe; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; or (viii) any suspension of trading of any securities of the Company and the Operating Partnership on any exchange or in the over-the-counter market.

(d)               Morgan, Lewis & Bockius LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and delivered and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel substantially in the form attached hereto as Exhibit A-1.

(e)               Saul Ewing Arnstein & Lehr LLP shall have furnished to the Underwriters its written opinion, as special Maryland law counsel to the Company, addressed to the Underwriters and delivered and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel substantially in the form attached hereto as Exhibit A-2.

(f)                The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, as to the matters referred to in opinions 5, 6 and 8 of Exhibit A-1 and matters referred to in opinions 1 (with respect to good standing only) and 5 (with respect to this Agreement only) of Exhibit A-2 and in addition, Clifford Chance US LLP shall make statements similar to those contained in the second and third paragraphs following opinion 16 of Exhibit A-1 hereto (with respect to Federal, New York, Delaware and Maryland laws only) and shall be entitled to rely on those persons described in the third paragraph following opinion 16 of Exhibit A-1 and the first paragraph following opinion 8 of Exhibit A-2 described therein.

(g)               The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters (and their counsel), from PricewaterhouseCoopers LLP, independent public accountants, confirming that they are independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder and with respect to the financial and other statistical and numerical information contained in the Registration Statement and containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Date as the case may be.

References to the Registration Statement and the Prospectus in this paragraph (g) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(h)               The Company and the Subsidiaries shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

(i)                 The Underwriters shall have received a certificate, dated the Closing Date, of Stephen E. Budorick and Anthony Mifsud, solely in their respective capacities as Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

(i)                 All the representations and warranties of the Company in this Agreement shall be true and correct, on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(ii)              The Registration Statement has become effective under the Securities Act; the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (in the case of the Issuer Free Writing Prospectus, to the extent required under Rule 433) within the applicable time period prescribed for such filing by such Rule and prior to the time the Prospectus was distributed to the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company’s knowledge, after due inquiry, are contemplated by the Commission; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Information or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or are pending before, or threatened or, to the best of the Company’s knowledge, after due inquiry, are contemplated by the state securities authority of any jurisdiction; and

(iii)            Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus, the Prospectus and the Time of Sale Information, other than as set forth in or contemplated by the Registration Statement, the Prospectus and the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and prior to the Closing Date, except for changes of a general nature applicable to all real estate investment trusts investing in commercial office properties, (i) there has not occurred any material adverse change or, to the best knowledge of such persons, any development involving a prospective material adverse change in the condition, financial or otherwise, or the results of operations, business, prospects, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has been no casualty loss or condemnation or other adverse event with respect to any of the properties which would be material to the Company and the Subsidiaries, taken as a whole, (iii) there has not been any material adverse change or any development involving a prospective material adverse change in the capitalization, long-term or short-term debt or in the shares of beneficial interest or equity of the Company or any of the Subsidiaries, (iv) except as described in the Preliminary Prospectus, the Prospectus or the Time of Sale Information, neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, which would be material, nor have they entered into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Preliminary Prospectus, the Prospectus and the Time of Sale Information, which would be material, to the Company and its Subsidiaries taken as a whole, and (v) except for regular quarterly distributions on the Notes and other securities issued by the Company, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its shares of beneficial interest except in the ordinary course of business consistent with such practice.

(j)                 On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, letters, documents, opinions or other information as they may have reasonably requested from the Company and the Operating Partnership for the purpose of enabling them to pass upon the issuance and sale of the Notes, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

7.                  Indemnification and Contribution.

(a)               The Company and the Operating Partnership will jointly and severally indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Notes, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Securities Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Underwriters for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below by the Underwriters expressly for use in the Preliminary Prospectus, the Prospectus or the Time of Sale Information, as amended or supplemented relating to such Notes.

(b)               Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership, its trustees and officers and each person, if any who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Notes, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Securities Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (as amended or supplemented) or any other prospectus relating to the Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Underwriters expressly for use therein; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company or the Operating Partnership in connection with investigating or defending any such action or claim as to which the Company or the Operating Partnership shall be entitled to indemnification under this subsection (b) as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Preliminary Prospectus, the Prospectus or the Time of Sale Information furnished by the Underwriters: the information in the second sentence of the fourth paragraph and the information in the seventh, eighth, ninth and the eleventh paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c)               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent such omission so to notify the indemnifying party materially prejudices the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company or the Operating Partnership bear to the total underwriting discounts and commissions from such offering received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)               The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and, with respect to each Underwriter, shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement, trustee of the Company and to each person, if any, who controls the Company and the Operating Partnership within the meaning of the Securities Act.

8.                  Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the principal amount of Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Notes that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus and any Free Writing Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

9.                  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Operating Partnership or any of their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company, the Operating Partnership or any of their respective representatives, officers or trustees or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Company and the Operating Partnership shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Operating Partnership and the Underwriters pursuant to Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason, other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company and the Operating Partnership will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

10.              Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to (i) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com and (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, Facsimile (212) 834-6081, with a copy to (iv) Clifford Chance US LLP, 31 West 52nd Street, New York, NY, 10019, Facsimile (212) 878-8375, Attention: Larry P. Medvinsky, or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telegraphed and confirmed to it at Corporate Office Properties Trust, 6711 Columbia Gateway Drive, Suite 300, Columbia, MD 21046, Facsimile (443) 285-7652, Attention: David Finch, with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, PA 19103-2921, Facsimile (215) 963-5001, Attention: Justin W. Chairman; provided, however, that any notice to the Underwriters pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Underwriters.

11.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and trustees and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.              Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a)               the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Company, the Operating Partnership and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company or the Operating Partnership on other matters;

(b)               the price of the Notes set forth in this Agreement was established by the Company and the Operating Partnership following discussions and arms-length negotiations with the Underwriters, and each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)               it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company or the Operating Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)               it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

13.              Qualified Financial Contract. In the event that any party to this Agreement is not a company (i) that is incorporated or organized under the laws of the United States or any state thereof or (ii) with its principal place of business in the United States or any state thereof, then the following provisions shall be applicable to this Agreement and any transaction hereunder:

(a)               In the event that the an Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)               In the event that an Underwriter that is a Covered Entity or a BHC Act Affiliate of an Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of this Section 13, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable.

“Covered Entity” means: (i) a subsidiary of a bank holding company that is identified as a global systemically important BHC pursuant to 12 C.F.R. § 217.402; or (ii) a U.S. subsidiary, U.S. branch or U.S. agency of a top-tier foreign banking organization that is identified as a global systemically important foreign banking organization pursuant to 12 C.F.R. § 252.153(b)(4).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.              Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

16.              Trial by Jury. Each of the Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Operating Partnership and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

The Company and the Operating Partnership hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Operating Partnership and the Underwriters in accordance with its terms.

Very truly yours,

Corporate Office Properties Trust

By:	/s/ Anthony Mifsud
Anthony Mifsud
Executive Vice President and Chief Financial Officer

Corporate Office Properties, L.P.

By:	Corporate Office Properties Trust,
its sole general partner

By:	/s/ Anthony Mifsud
Anthony Mifsud
Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the date

first above written.

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC

ACTING ON BEHALF OF THEMSELVES AND AS REPRESENTATIVES OF
THE SEVERAL UNDERWRITERS LISTED ON SCHEDULE I HERETO

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$80,001,000
J.P. Morgan Securities LLC	60,000,000
Barclays Capital Inc.	40,000,000
BofA Securities, Inc.	40,000,000
Citigroup Global Markets Inc.	40,000,000
KeyBanc Capital Markets Inc.	40,000,000
Capital One Securities, Inc.	20,000,000
Jefferies LLC	20,000,000
Regions Securities LLC	20,000,000
M&T Securities, Inc.	13,333,000
TD Securities (USA) LLC	13,333,000
U.S. Bancorp Investments, Inc.	13,333,000

Total	$400,000,000

Sch. I-1

SCHEDULE II

FREE WRITING PROSPECTUS

Final Term Sheet dated September 10, 2020

Free Writing Prospectus

Filed pursuant to Rule 433
Dated September 10, 2020
Relating to
Preliminary Prospectus Supplement dated September 10, 2020 to

Prospectus dated April 8, 2019

Registration Statement No. 333-230764

Final Term Sheet

2.250% Senior Notes due 2026

Issuer:	Corporate Office Properties, L.P.
Guarantor:	Corporate Office Properties Trust
Format:	SEC Registered
Expected Ratings (Moody’s/S&P/Fitch):*	Baa3 / BBB- / BBB-
Principal Amount:	$400,000,000
Title of Securities:	2.250% Senior Notes due 2026
Trade Date:	September 10, 2020
Original Issue Date (Settlement Date):	September 17, 2020 (T+5)
Maturity Date:	March 15, 2026
Interest Payment Dates:	Semi-annually in arrears on each March 15 and September 15, commencing March 15, 2021
Benchmark Treasury:	0.250% due August 31, 2025
Benchmark Treasury Price/Yield:	99-29 ¾ / 0.264%
Spread to Benchmark Treasury:	T + 210 basis points
Yield to Maturity:	2.364%
Coupon (Interest Rate):	2.250% per annum
Public Offering Price:	99.416% of the principal amount
Optional Redemption Provisions:
Make-Whole Call:	Prior to February 15, 2026, T+35 basis points
Par Call:	On or after February 15, 2026

Sch. II-1

CUSIP / ISIN:	22003B AL0 / US22003BAL09
Joint Book-Running Managers:	Wells Fargo Securities, LLC J.P. Morgan Securities LLC Barclays Capital Inc. BofA Securities, Inc. Citigroup Global Markets Inc. KeyBanc Capital Markets Inc.
Senior Co-Managers:	Capital One Securities, Inc. Jefferies LLC Regions Securities LLC
Co-Managers:	M&T Securities, Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement dated September 10, 2020 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. II-2

SCHEDULE III

SUBSIDIARIES

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
Corporate Office Properties Trust	Maryland

Business Trusts
2500 Riva Trust	Maryland

Limited & General Partnerships
Blue Bell Investment Company, L.P.	Delaware	PA
Corporate Office Properties, L.P.	Delaware	MD, VA, AL, DC
COPT 8000 Potranco, L.P.	Texas
COPT 8030 Potranco, L.P.	Texas
COPT 8100 Potranco, L.P.	Texas
COPT San Antonio, L.P.	Texas
COPT San Antonio II, L.P.	Texas
COPT SA Technology Center, L.P.	Texas
COPT Westpointe 3A, L.P.	Texas
COPT Westpointe 4, L.P.	Texas

Corporations

Corporate Office Management, Inc.	Maryland	VA
Corporate Office Properties Holdings, Inc.	Delaware	PA
COPT Acquisitions, Inc.	Delaware	PA, MD, VA, DC, AL, TX
Nottingham Ridge Holding Corp.	Maryland

Limited Liability Companies

Advanced Gateway 7500, LLC	Delaware
Advanced Gateway 7600, LLC	Delaware
Advanced Gateway 7700-7800, LLC	Delaware
Advanced Gateway 8600, LLC	Delaware
Airport Square, LLC	Maryland
Airport Square IV, LLC	Maryland
Airport Square V, LLC	Maryland
Airport Square XI, LLC	Maryland
Airport Square XIII, LLC	Maryland

Sch. III-1

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
Airport Square XXII, LLC	Maryland
Airport Square Holdings I, LLC	Delaware	Maryland
Airport Square Holdings VI and VII, LLC	Delaware	Maryland
Airport Square Partners, LLC	Maryland
Airport Square Storms, LLC	Maryland
AP#5 Lot A, LLC	Maryland
AP#5 Lot B, LLC	Maryland
AP#5 Lot C, LLC	Maryland
Arundel Preserve #5, LLC	Maryland
Beaumeade LC Phase III, LLC	Virginia
C Texas SG, LLC	Texas
Cabin Branch Creek, LLC	Virginia
Clarks Hundred, LLC	Maryland
Clarks Hundred II, LLC	Maryland
Colgatedrive Associates, LLC	Maryland
Columbia Equity Finance, LLC	Maryland
Columbia Gateway S-28, L.L.C.	Maryland
COMI Investments, LLC	Maryland
Commons Office Research, LLC	Maryland
Commons Office 6-B, LLC	Maryland
COPT Aberdeen, LLC	Maryland
COPT AP 9, LLC	Maryland
COPT Arundel Preserve, LLC	Maryland
COPT Baltimore County I, LLC	Maryland
COPT Baltimore County II, LLC	Maryland
COPT BK Holdco, LLC	Delaware
COPT Bridge Street Office, LLC	Alabama
COPT Brock Bridge, LLC	Maryland
COPT CC 1600, LLC	Maryland
COPT CC Bulkhead, LLC	Maryland
COPT CC D1, LLC	Maryland
COPT CC Holding, LLC	Maryland
COPT CC Parking, LLC	Maryland
COPT CC Tower, LLC	Maryland
COPT CCW I, LLC	Maryland
COPT CCW II, LLC	Maryland
COPT CCW III, LLC	Maryland
COPT Connect, LLC	Virginia

Sch. III-2

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
COPT Dahlgren, LLC	Virginia
COPT Dahlgren I, LLC	Virginia
COPT Dahlgren II, LLC	Virginia
COPT Dahlgren IV, LLC	Virginia
COPT Dahlgren Land, LLC	Virginia
COPT Data Management, LLC	Maryland
COPT DC Innovation, LLC	Virginia
COPT DC Partner, LLC	Virginia
COPT DC-6, LLC	Delaware	Virginia
COPT DC-21, LLC	Virginia
COPT Development & Construction Services, LLC	Maryland	PA, VA, TX, AL, DC
COPT Frederick, LLC	Maryland
COPT Gate 63, LLC	Maryland
COPT Gate 6700-6708-6724, LLC	Maryland
COPT General, LLC	Maryland
COPT Greens I, LLC	Virginia
COPT Greens II, LLC	Virginia
COPT Greens III, LLC	Virginia
COPT Harbour’s Edge, LLC	Maryland
COPT Huntsville, LLC	Maryland
COPT-Kirk AP#5, LLC	Maryland
COPT Maritime I & II, LLC	Delaware	DC
COPT McLearen, LLC	Virginia
COPT Metro Place II, LLC	Virginia
COPT Northgate A, LLC	Maryland
COPT Northgate B, LLC	Maryland
COPT Northgate C, LLC	Maryland
COPT Northgate D, LLC	Maryland
COPT Northgate H, LLC	Maryland
COPT Northgate I, LLC	Maryland
COPT Powerhouse, LLC	Maryland
COPT Park Meadow, LLC	Virginia
COPT Pres Investment, LLC	Maryland
COPT Property Management Services, LLC	Maryland	DC, VA, TX, AL
COPT Renovation, LLC	Maryland
COPT Ridgeview I, LLC	Virginia
COPT Ridgeview II & III, LLC	Virginia
COPT Riverwood, LLC	Maryland

Sch. III-3

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
COPT San Antonio General, LLC	Texas
COPT Stevens Place, LLC	Delaware
COPT Stonecroft, LLC	Virginia
COPT Sunrise, LLC	Virginia
COPT T-11, LLC	Maryland
COPT Virtru, LLC	Maryland
Corporate Development Services, LLC	Maryland	VA
Corporate Gatespring, LLC	Maryland
Corporate Gatespring II, LLC	Maryland
Corporate Office Services, LLC	Maryland
DC-11 DE, LLC	Delaware
DC-12-14, LLC	Virginia
DC-12-14 DE, LLC	Delaware
DC-8-9-10 DE, LLC	Delaware
Delaware Airport VIII, LLC	Delaware	Maryland
Delaware Airport IX, LLC	Delaware	Maryland
Enterprise Campus Developer, LLC	Maryland
Fifth Exploration, L.L.C.	Maryland
Fourth Exploration, L.L.C.	Maryland
Gateway 44, LLC	Maryland
Gateway 67, LLC	Maryland
Gateway 70, LLC	Maryland
Gateway Crossing 95, LLC	Maryland
GI-COPT DC Partnership LLC	Delaware
Great Mills I, L.L.C.	Delaware
Great Mills II, L.L.C.	Delaware
Great Mills III, L.L.C.	Delaware
Great Mills IV, L.L.C.	Delaware	Maryland
Great Mills V, L.L.C.	Delaware	Maryland
Honeyland 108, LLC	Maryland
Huntsville Holdings, LLC	Maryland
Jolly COPT I, LLC	Maryland
Jolly COPT II, LLC	Maryland
LW Redstone Company, LLC	Delaware	AL
Maries Tech Park, LLC	Virginia
Maritime Holdings, LLC	Maryland
M Square Associates, LLC	Maryland
M Square Park, LLC	Maryland

Sch. III-4

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
M Square 4600, LLC	Maryland
M Square 5801, LLC	Maryland
M Square 5825, LLC	Maryland
M Square 5850, LLC	Maryland
MOR Forbes, LLC	Maryland
NBP Huff & Puff, LLC	Maryland
NBP One, LLC	Maryland
NBP Lot 3-A, LLC	Maryland
NBP Retail, LLC	Maryland
NBP 131, LLC	Maryland
NBP 132, LLC	Maryland
NBP 133, LLC	Maryland
NBP 134, LLC	Maryland
NBP 135, LLC	Maryland
NBP 140, LLC	Maryland
NBP 141, LLC	Maryland
NBP 191, LLC	Maryland
NBP 201, LLC	Maryland
NBP 211, LLC	Maryland
NBP 220, LLC	Maryland
NBP 221, LLC	Maryland
NBP 300, LLC	Maryland
NBP 300 Restaurant, LLC	Maryland
NBP 302, LLC	Maryland
NBP 304, LLC	Maryland
NBP 306, LLC	Maryland
NBP 308, LLC	Maryland
NBP 310, LLC	Maryland
NBP 312, LLC	Maryland
NBP 314, LLC	Maryland
NBP 316, LLC	Maryland
NBP 318, LLC	Maryland
NBP 320, LLC	Maryland
NBP 322, LLC	Maryland
NBP 324, LLC	Maryland
NBP 410, LLC	Maryland
NBP 420, LLC	Maryland
NBP 430, LLC	Maryland

Sch. III-5

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
NBP 520, LLC	Maryland
NBP 540, LLC	Maryland
One Sellner Road, LLC	Maryland
Park Circle Equities, LLC	Maryland
Parkstone Tech Park, LLC (fka COPT Parkstone LLC)	Virginia
Patriot Ridge I, LLC	Virginia
Patriot Ridge II, LLC	Virginia
Patriot Ridge Commons, LLC	Virginia
Patriot Ridge Holdings, LLC	Virginia
Patriot Ridge 7770, LLC	Virginia
Pecan Court L.L.C.	Maryland
Powerloft Holdings, LLC	Delaware
Profit Interest Holding LLC	Delaware
Red Cedar Building, LLC	Maryland
Redstone Gateway 100, LLC	Delaware
Redstone Gateway 1000, LLC	Delaware	AL
Redstone Gateway 1100, LLC	Delaware	AL
Redstone Gateway 1200, LLC	Delaware	AL
Redstone Gateway 2100, LLC	Delaware	AL
Redstone Gateway 2400, LLC	Delaware
Redstone Gateway 4000, LLC	Delaware
Redstone Gateway 4100, LLC	Delaware
Redstone Gateway 6000, LLC	Delaware	AL
Redstone Gateway 6500, LLC	Delaware	AL
Redstone Gateway 7100, LLC	Delaware
Redstone Gateway 7200, LLC	Delaware	AL
Redstone Gateway 8000, LLC	Delaware
Redstone Gateway 8800, LLC	Delaware
RG 2100 Restaurant, LLC	Maryland
RIVA Trustee, LLC	Maryland
Riverwood Business Center Equity Affiliates, LLC	Maryland
South Point Phase II, LLC	Virginia
Stevens Investor, LLC	Delaware
Stevens School Holdings, LLC	Delaware
Third Exploration L.L.C.	Maryland
TRC Pinnacle Towers, L.L.C.	Virginia
Waterside I, LLC	Virginia
30 Charm City, LLC	Maryland

Sch. III-6

Name	Jurisdiction of Incorporation/ Formation	Foreign Qualification
30 LS Borrower, LLC	Maryland
100 Charm City, LLC	Maryland
100 LS Borrower, LLC	Maryland
250 Charm City, LLC	Maryland
1460 Dorsey Road, LLC	Maryland
1550 Nursery, LLC	Maryland
2100 L Holdings, LLC	Delaware
2100 L Subsidiary LLC	Delaware
6711 Gateway, LLC	Maryland
6721 Gateway, LLC	Maryland
6731 Gateway, LLC	Maryland
6741 Gateway, LLC	Maryland
7000 Honeys, LLC	Maryland
7005 Columbia Gateway, LLC	Maryland
7015 Albert Einstein Drive, L.L.C.	Maryland
7200 Riverwood, LLC	Maryland
7205 Riverwood, LLC	Maryland
7318 Parkway Drive Enterprises, LLC	Maryland
7740 Milestone, LLC	Maryland
7760 Milestone Parkway, LLC	Maryland
7780 Milestone Parkway, LLC	Maryland
7874 Milestone Parkway, LLC	Maryland
7876 Milestone Parkway, LLC	Maryland
7878 Milestone Parkway, LLC	Maryland
7880 Milestone Parkway, LLC	Maryland
45310 Abell House, LLC	Maryland

Sch. III-7

SCHEDULE IV

MATERIAL DOCUMENTS

Articles Supplementary of the Company, dated September 22, 2014 (filed with the Company’s Current Report on Form 8-K on September 24, 2014).

Amended and Restated Declaration of Trust of the Company, as amended through May 15, 2018 (filed with the Company’s Quarterly Report on Form 10-Q on July 31, 2018).

Amended and Restated Bylaws of the Company, as amended through May 2017 (filed with the Company’s Quarterly Report on Form 10-Q on July 31, 2017).

Indenture, dated as of April 8, 2019, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Registration Statement on Form S-3, dated April 8, 2019 (Registration No. 333-230764)).

Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of December 5, 2018 (filed with the Company’s Current Report on Form 8-K on December 6, 2018).

First Amendment to Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated July 31, 2019 (filed with the Company’s Quarterly Report on Form 10-Q on August 5, 2019.

Amended and Restated Registration Rights Agreement, dated March 16, 1998, for the benefit of certain shareholders of the Company (filed with the Company’s Quarterly Report on Form 10-Q on August 12, 1998).

Indenture, dated as of September 16, 2013, by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated September 19, 2013).

First Supplemental Indenture, dated September 16, 2013, by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with Company’s Current Report on Form 8-K dated September 19, 2013).

Second Supplemental Indenture, dated May 21, 2014, by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated May 27, 2014).

Third Supplemental Indenture, dated as of June 29, 2015, among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (filed with the Company’s Current Report on Form 8-K dated July 1, 2015).

Sch. IV-1

Credit Agreement, dated as of October 10, 2018, by and among the Operating Partnership; the Company; KeyBank National Association; KeyBanc Capital Markets, Inc.; JPMorgan Chase Bank, N.A.; Citibank, N.A.; Wells Fargo Bank, National Association; Barclays Bank PLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bank of America, N.A.; U.S. Bank National Association; Capital One National Association; Manufacturers and Traders Trust Company; PNC Bank, National Association; Regions Bank; and TD Bank, N.A.

Amended and Restated Term Loan Agreement, dated as of March 6, 2020, by and among the Operating Partnership; the Company; Capital One, National Association, PNC Bank, National Association, Regions Bank, U.S. Bank National Association and TD Bank, N.A. (filed with the Company’s Quarterly Report on Form 10-Q dated May 8, 2020).

Sch. IV-2